Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp, Inc. Announces

New Stock Repurchase Program

Princeton, NJ, August 10, 2023 / PRNewswire / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ – BPRN), the bank holding company for The Bank of Princeton (the “Bank”), announced that its Board of Directors has adopted a new stock repurchase program. Under the 2023 stock repurchase program, management is authorized to repurchase up to 5% of the Company’s outstanding shares of common stock, with a total cost not to exceed $10.7 million. As of today, five percent of the Company’s outstanding shares of common stock would be approximately 314,000 shares. Further, under the program the Company cannot purchase any shares unless the per share purchase price is less than the Company’s tangible book value per share. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be limited, suspended or terminated at any time without prior notice.

Under the stock repurchase program, the Company may repurchase shares of common stock from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Open market repurchases will be conducted in accordance with the limitations set forth in Rule 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”), and applicable legal requirements. The timing, volume and nature of such purchases will be determined at the sole discretion of the Company’s management at prices the Company considers attractive and in the best interests of the Company, subject to the availability of stock, general market conditions, trading price, alternate uses for capital, the Company’s financial performance, and applicable securities laws. No assurance can be given that any particular amount of common stock will be repurchased. All or some portion of the repurchases will be made pursuant to trading plans under Rule 10b5-1 under the Exchange Act, which will permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. This repurchase program may be modified, extended or terminated by the Board of Directors at any time.

About the Company and the Bank

The Company was formed in 2022 and is the holding company for the Bank. The Bank is a New Jersey state-chartered commercial bank founded in 2007, with 22 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Chesterfield, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lambertville, Lawrenceville, Lakewood, Monroe, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge and Sicklerville. There are also five branches in the Philadelphia, Pennsylvania area and three in the New York metropolitan area. The Bank is a member of the Federal Deposit Insurance Corporation.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words and phrases such as “going forward,” “looking forward,” “anticipate,” “expect,” “intend,” “believe,” “may,” “likely,” “will” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, those risks set forth in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” as amended by Part II, Item IA of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and the success of the Company at managing such risks. The inclusion of this forward-looking information should not be construed as a representation by the Company, the Bank or any person that future events, plans, or expectations contemplated by the Company or the Bank will be achieved. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.